    EXHIBIT 99.1

Oil States Announces First Quarter 2026 Results
•Consolidated revenues of $145 million
•Net income of $1 million, or $0.02 per share
•Adjusted net income totaled $5 million, or $0.09 per share, excluding restructuring and asset impairment charges (a non-GAAP measure(1))
•Adjusted EBITDA (a non-GAAP measure(1)) of $17 million
•Cash on-hand exceeded outstanding debt by $4 million at quarter-end
•Entered into an amended and restated cash-flow based credit agreement in January 2026 providing for borrowings of up to: $75 million under a revolving credit facility and $50 million under a multi-draw term loan facility
•Retired remaining $53 million principal amount of our convertible senior notes on April 1 with a combination of cash on-hand, borrowings under the revolving credit facility and the issuance of common stock
•Received two 2026 Spotlight on New Technology® awards from the SPE Offshore Technology Conference for our GeoLok™ Geothermal Wellhead and MPD Drill Ahead Tool
HOUSTON, May 5, 2026 – Oil States International, Inc. (NYSE: OIS):

	Three Months Ended			% Change
(Unaudited, In Thousands, Except Per Share Amounts)	March 31, 2026	December 31, 2025	March 31, 2025	Sequential	Year-over-Year
Consolidated results:
Revenues	$145,363	$178,464	$159,938	(19)%	(9)%
Operating income (loss)(2)	4,278	(113,635)	5,639	n.m.	(24)%
Adjusted operating income, excluding charges(1)	8,350	10,973	6,569	(24)%	27%
Net income (loss)	1,108	(117,246)	3,158	n.m.	(65)%
Adjusted net income, excluding charges(1)	5,180	7,549	3,892	(31)%	33%
Adjusted EBITDA(1)	16,687	22,771	18,732	(27)%	(11)%

Revenues by segment:
Offshore Manufactured Products	$91,419	$123,284	$92,596	(26)%	(1)%
Completion and Production Services	21,498	23,080	34,519	(7)%	(38)%
Downhole Technologies	32,446	32,100	32,823	1%	(1)%

Revenues by destination:
Offshore and international	$104,674	$136,526	$106,237	(23)%	(1)%
U.S. land	40,689	41,938	53,701	(3)%	(24)%

Operating income (loss) by segment(2):
Offshore Manufactured Products	$14,412	$20,296	$14,276	(29)%	1%
Completion and Production Services	3,490	(2,313)	3,503	n.m.	—%
Downhole Technologies	(445)	(113,544)	(2,124)	100%	79%
Corporate	(13,179)	(18,074)	(10,016)	27%	(32)%

Adjusted Segment EBITDA(1):
Offshore Manufactured Products	$18,523	$25,043	$17,926	(26)%	3%
Completion and Production Services	6,136	7,354	8,801	(17)%	(30)%
Downhole Technologies	1,094	1,273	1,905	(14)%	(43)%
Corporate	(9,066)	(10,899)	(9,900)	17%	8%
___________________
(1)These are non-GAAP measures. See “Reconciliations of GAAP to Non-GAAP Financial Information” tables below for reconciliations to their most comparable GAAP measures as well as further clarification and explanation.
(2)Operating income (loss) for the three months ended March 31, 2026, December 31, 2025 and March 31, 2025 included asset impairment and restructuring charges totaling $4.1 million, $124.6 million and $0.9 million, respectively. See “Reconciliation of GAAP to Non-GAAP Financial Information” below for additional information.

Oil States International, Inc. reported net income of $1.1 million, or $0.02 per share, and Adjusted EBITDA of $16.7 million for the first quarter of 2026 on revenues of $145.4 million. The first quarter 2026 net income included charges of $4.1 million ($4.1 million after-tax or $0.07 per share) associated with the continued exit of certain U.S. land-based operations and asset impairments. These results compare to revenues of $178.5 million, net loss of $117.2 million, or $2.04 per share, and Adjusted EBITDA of $22.8 million reported in the fourth quarter of 2025, which included charges of $124.9 million ($124.8 million after-tax or $2.17 per share) associated with asset impairments and U.S. land-based exit charges.
Oil States’ President and Chief Executive Officer, Lloyd Hajdik, stated:
“During the first quarter, our results were tempered by heightened geopolitical conflict and ongoing uncertainty in the Middle East, which contributed to contract award delays, reduced revenue and increased costs. Transitory project deferrals also impacted reported results in the quarter. While these factors weighed on near‑term activity, we remained focused on cost control, monetization of exited facilities and equipment and supporting our customers’ critical programs. We strengthened our balance sheet by reducing debt in early April, which enhances our financial flexibility. With a strong liquidity position and a more resilient capital structure, we believe Oil States is well positioned to navigate ongoing near-term volatility and longer-term structural changes.”
Business Segment Results
(See Segment Data and Adjusted Segment EBITDA tables below)
Offshore Manufactured Products
Offshore Manufactured Products reported revenues of $91.4 million, operating income of $14.4 million and Adjusted Segment EBITDA of $18.5 million in the first quarter of 2026, compared to revenues of $123.3 million, operating income of $20.3 million and Adjusted Segment EBITDA of $25.0 million reported in the fourth quarter of 2025. Adjusted Segment EBITDA margin was 20% in both the first quarter of 2026 and the fourth quarter of 2025.
Backlog totaled $430 million as of March 31, 2026. First quarter bookings totaled $84 million, yielding a quarterly book-to-bill ratio of 0.9x.
Completion and Production Services
Our Completion and Production Services segment reported revenues of $21.5 million, operating income of $3.5 million and Adjusted Segment EBITDA of $6.1 million in the first quarter of 2026, compared to revenues of $23.1 million, operating loss of $2.3 million and Adjusted Segment EBITDA of $7.4 million reported in the fourth quarter of 2025. Adjusted Segment EBITDA margin was 29% in the first quarter of 2026, compared to 32% in the fourth quarter of 2025. The fourth quarter of 2025 included facility and equipment sale gains of $2.2 million.
In 2024, the segment began implementing actions in its U.S. land-based businesses to exit certain commoditized offerings and reduce future costs, which continued into the first quarter of 2026 with the decision to exit an additional U.S. land-based service line. The related assets were reclassified to assets held for sale within Corporate as of March 31. During the fourth quarter of 2025, the segment recorded U.S. facility exit, severance and other charges totaling $5.0 million.
Downhole Technologies
Downhole Technologies reported revenues of $32.4 million, an operating loss of $0.4 million and Adjusted Segment EBITDA of $1.1 million in the first quarter of 2026, compared to revenues of $32.1 million, an operating loss of $113.5 million and Adjusted Segment EBITDA of $1.3 million in the fourth quarter of 2025. Planned profitability improvements have been delayed by higher raw material and shipping costs.
During the fourth quarter of 2025, the Downhole Technologies segment recorded non-cash long-lived asset and inventory impairment charges totaling $111.8 million.
Corporate
Corporate operating expenses in the first quarter of 2026 totaled $13.2 million.
In the first quarter of 2026 and the fourth quarter of 2025, asset impairment and restructuring charges of $3.9 million and $7.1 million, respectively, were recognized related to assets held for sale. Assets held for sale totaled $17.2 million at March 31, 2026.

Interest Expense, Net
Net interest expense totaled $1.2 million in the first quarter of 2026, which included $0.8 million of non-cash amortization of deferred debt issuance costs.
Income Taxes
During the first quarter of 2026, the Company recognized income tax expense of $2.1 million, which included the impact of valuation allowances recorded against deferred tax assets, certain discrete tax items and other non-deductible expenses, on pre-tax income of $3.3 million. The income tax benefit of approximately $0.9 million associated with the $4.1 million of restructuring, asset impairment and other charges recognized in the quarter was substantially offset by the impact of valuation allowances recorded on the deferred tax assets generated by these expenses.
Cash Flows
During the first quarter of 2026, the Company used $1.9 million of cash flows from operations largely to fund net working capital increases of $13.3 million. A net $3.4 million was used to fund capital expenditures.
Financial Condition
On January 28, 2026, the Company entered into an amended and restated cash-flow based credit agreement (the “Cash Flow Credit Agreement”) providing for aggregate lender commitments of up to: $75.0 million under revolving credit facility and $50.0 million under a multi-draw term loan facility, which is available through July 28, 2026. The Cash Flow Credit Agreement replaced the ABL Agreement and matures in January 2030.
Cash on-hand totaled $59.0 million at March 31, 2026, exceeding outstanding debt by $4.0 million. As of March 31, 2026, the Company had no borrowings outstanding under the Cash Flow Credit Agreement and $12.7 million of outstanding letters of credit, leaving $112.3 million available to be drawn.
On April 1, 2026, the Company retired the remaining $52.7 million principal amount of its 4.75% convertible senior notes outstanding (the “Convertible Notes”), with a combination of: $25.5 million of cash on-hand; borrowings of $25.0 million under the revolving credit facility; and the issuance of 529,428 shares of the Company’s common stock (with a fair value of $5.9 million). The Company will recognize a $3.6 million loss on the extinguishment of the Convertible Notes due to their settlement at a premium in the second quarter of 2026.
2026 Technology Awards
Demonstrating Oil States’ constant commitment to advance the production of affordable and reliable energy, for a sixth consecutive year, the Company was honored by the SPE Offshore Technology Conference in March 2026 as a recipient of the Spotlight on New Technology® Award for its GeoLok™ Geothermal Wellhead and Drill Ahead Tool.
•GeoLok™ Geothermal Wellhead – Oil States recently introduced its GeoLok™ geothermal wellhead, which leverages field-proven oil and gas technology to solve the inherent challenges encountered in conventional high-temperature geothermal applications. The GeoLok wellhead, which incorporates an integrated tensioning system, is designed to improve geothermal well integrity, reduce casing, cementing and maintenance costs, and enhance geothermal energy production. The system maintains an open annulus to allow for constant monitoring and rate of change alarms to continuously communicate well health, enabling crews to initiate immediate shutdowns and intervention if necessary. The GeoLok wellhead also incorporates technology to detect corrosion, providing improved protection for shallow aquifers. This new technology provides geothermal operators with the opportunity to improve thermal and operational performance, while managing wellhead fatigue.
•MPD Drill Ahead Tool – Oil States has developed and commercially deployed a complementary MPD Drill Ahead Tool, which allows for the installation of the packers in the Company’s Managed Pressure Drilling (MPD) riser joint without the time and cost intensive removal and re-installation of the drill string. Prior to these proprietary innovations, packer assemblies in all managed pressure drilling systems were deployed using a dedicated running tool – which can result in significant non-productive time to retrieve and re-deploy the drill string on a deepwater vessel.

Conference Call Information
The call is scheduled for May 5, 2026 at 9:00 a.m. Central Daylight Time, is being webcast and can be accessed from the Company’s website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing 1 (585) 542-9983 in the United States or by dialing +1 (833) 461-5787 internationally and using the passcode 196865172. A replay of the conference call will be available approximately two hours after the completion of the call and can be accessed from the Company’s website at www.ir.oilstatesintl.com.
About Oil States
Oil States International, Inc. is a global provider of manufactured products and services to customers in the energy, military and industrial sectors. The Company’s manufactured products include highly engineered capital equipment and consumable products. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange and NYSE Texas under the symbol “OIS”.
For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.
Cautionary Language Concerning Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the impact of geopolitical conflicts and tensions, changes in tariffs and duties on imported materials and exported finished goods, the level of supply and demand for oil and natural gas, fluctuations in the current and future prices of oil and natural gas, the level of exploration, drilling and completion activity, general global economic conditions, the cyclical nature of the oil and natural gas industry, the financial health of our customers, the actions of the Organization of Petroleum Exporting Countries (“OPEC”) and other producing nations (together with OPEC, “OPEC+”) with respect to crude oil production levels and pricing, supply chain disruptions, including as a result of natural disasters, industrial accidents, additional trade restrictions or the adoption of or increase in tariffs, or the threat thereof, the impact of environmental matters, including executive actions and regulatory efforts to adopt environmental or climate change regulations that may result in increased operating costs or reduced oil and natural gas production or demand globally, consolidation of our customers, our ability to access and the cost of capital in the bank and capital markets, our ability to develop new competitive technologies and products, and other factors discussed in the “Business” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K, as amended by its Annual Report on Form 10-K/A, for the year ended December 31, 2025. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Revenues:
Products	$92,580	$122,012	$100,551
Services	52,783	56,452	59,387
	145,363	178,464	159,938

Costs and expenses:
Product costs(1)	74,367	117,571	80,329
Service costs	37,222	41,500	42,348
Cost of revenues (exclusive of depreciation and amortization expense presented below)(1)	111,589	159,071	122,677
Selling, general and administrative expense	20,024	24,158	22,530
Depreciation and amortization expense	8,189	11,388	12,025
Long-lived and other asset impairments	1,384	98,963	—
Other operating income, net	(101)	(1,481)	(2,933)
	141,085	292,099	154,299
Operating income (loss)	4,278	(113,635)	5,639

Interest expense, net	(1,175)	(809)	(1,578)
Other income, net	148	155	138
Income (loss) before income taxes	3,251	(114,289)	4,199
Income tax provision(2)	(2,143)	(2,957)	(1,041)
Net income (loss)	$1,108	$(117,246)	$3,158

Net income (loss) per share:
Basic	$0.02	$(2.04)	$0.05
Diluted	0.02	(2.04)	0.05

Weighted average number of common shares outstanding:
Basic	57,785	57,520	60,167
Diluted	58,439	57,520	60,167
________________
(1)Cost of revenues (exclusive of depreciation and amortization expense) for the three months ended December 31, 2025 included a non-cash inventory impairment charge of $20.8 million (in product costs).
(2)Income tax provision for the three months ended March 31, 2026 included a benefit of approximately $0.9 million associated with the $4.1 million of restructuring, asset impairment and other charges recognized in the first quarter of 2026, which was substantially offset by the impact of valuation allowances recorded on the deferred tax assets generated by these expenses. Income tax provision for the three months ended December 31, 2025 included a benefit of approximately $26.2 million associated with the $124.9 million of asset impairment, restructuring and other charges recognized in the fourth quarter of 2025, which was substantially offset by the impact of valuation allowances recorded on the deferred tax assets generated by these expenses.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$58,989	$69,914
Accounts receivable, net	187,215	202,445
Inventories, net	195,670	183,409
Assets held for sale	17,176	17,350
Prepaid expenses and other current assets	21,223	22,173
Total current assets	480,273	495,291

Property, plant, and equipment, net	238,685	244,382
Operating lease assets, net	13,463	12,731
Goodwill, net	70,268	70,524
Other intangible assets, net	29,994	31,455
Other noncurrent assets	29,473	29,048
Total assets	$862,156	$883,431

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$53,416	$53,370
Accounts payable	64,322	68,090
Accrued liabilities	30,102	38,480
Current operating lease liabilities	5,914	7,286
Income taxes payable	1,578	1,759
Deferred revenue	92,759	97,195
Total current liabilities	248,091	266,180

Long-term debt	1,529	1,670
Long-term operating lease liabilities	12,717	12,654
Deferred income taxes	5,498	5,765
Other noncurrent liabilities	23,365	23,971
Total liabilities	291,200	310,240

Stockholders’ equity:
Common stock	815	805
Additional paid-in capital	1,147,459	1,145,642
Retained earnings	165,391	164,283
Accumulated other comprehensive loss	(67,482)	(66,264)
Treasury stock	(675,227)	(671,275)
Total stockholders’ equity	570,956	573,191
Total liabilities and stockholders’ equity	$862,156	$883,431

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$1,108	$3,158
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization expense	8,189	12,025
Impairment of assets held for sale	1,384	—
Stock-based compensation expense	1,827	1,838
Amortization of deferred financing costs	758	332
Deferred income tax provision (benefit)	(58)	175
Gains on disposals of assets	(344)	(2,189)
Other, net	(1,461)	(442)
Changes in operating assets and liabilities:
Accounts receivable	14,549	12,382
Inventories	(12,852)	237
Accounts payable and accrued liabilities	(12,175)	(11,497)
Deferred revenue	(4,436)	(1,491)
Other operating assets and liabilities, net	1,626	(5,233)
Net cash flows provided by (used in) operating activities	(1,885)	9,295

Cash flows from investing activities:
Capital expenditures	(4,227)	(9,158)
Proceeds from disposition of property and equipment	396	1,685
Proceeds from disposition of assets held for sale	473	7,500
Other, net	(10)	(34)
Net cash flows used in investing activities	(3,368)	(7)

Cash flows from financing activities:
Revolving credit facility borrowings	83	170
Revolving credit facility repayments	(83)	(170)
Other debt and finance lease repayments, net	(179)	(171)
Payment of financing costs	(1,918)	(6)
Purchases of treasury stock	—	(5,346)
Shares added to treasury stock as a result of net share settlements due to vesting of stock awards	(3,952)	(2,432)
Net cash flows used in financing activities	(6,049)	(7,955)

Effect of exchange rate changes on cash and cash equivalents	377	132
Net change in cash and cash equivalents	(10,925)	1,465
Cash and cash equivalents, beginning of period	69,914	65,363
Cash and cash equivalents, end of period	$58,989	$66,828

Cash paid for:
Interest	$283	$307
Income taxes, net	1,776	708

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Revenues:
Offshore Manufactured Products
Project-driven:
Products	$51,887	$79,782	$59,124
Services	30,710	32,848	24,424
	82,597	112,630	83,548
Military and other products	8,822	10,654	9,048
Total Offshore Manufactured Products	91,419	123,284	92,596
Completion and Production Services	21,498	23,080	34,519
Downhole Technologies	32,446	32,100	32,823
Total revenues	$145,363	$178,464	$159,938

Operating income (loss):
Offshore Manufactured Products	$14,412	$20,296	$14,276
Completion and Production Services	3,490	(2,313)	3,503
Downhole Technologies	(445)	(113,544)	(2,124)
Corporate	(13,179)	(18,074)	(10,016)
Total operating income (loss)	$4,278	$(113,635)	$5,639

Adjusted operating income (loss)(1):
Offshore Manufactured Products	$14,604	$21,056	$14,276
Completion and Production Services	3,490	2,678	4,433
Downhole Technologies	(445)	(1,762)	(2,124)
Corporate	(9,299)	(10,999)	(10,016)
Total adjusted operating income (loss)	$8,350	$10,973	$6,569
________________
(1)These are non-GAAP measures. See “Reconciliations of GAAP to Non-GAAP Financial Information” tables below for reconciliations to their most comparable GAAP measures as well as for further detail of charges excluded from adjusted operating income (loss) in each of the periods presented.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED OPERATING INCOME, EXCLUDING CHARGES (A)
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025

Operating income (loss)	$4,278	$(113,635)	$5,639
Impairments of:
Intangible assets	—	80,248	—
Fixed and lease assets	—	11,640	—
Assets held for sale	1,384	7,075	—
Inventories	—	20,798	—
Facility consolidation/closure and other charges	2,688	4,847	930
Adjusted operating income	$8,350	$10,973	$6,569
________________
(A)Adjusted operating income, excluding charges consists of operating income (loss) plus impairments of assets and facility consolidation/closure and other charges. Adjusted operating income, excluding charges is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for operating income (loss) as prepared in accordance with GAAP. The Company has included adjusted operating income, excluding charges as a supplemental disclosure because its management believes that adjusted operating income, excluding charges provides investors a helpful measure for comparing its operating performance with previous and subsequent periods.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED SEGMENT OPERATING INCOME (LOSS), EXCLUDING CHARGES (B)
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Offshore Manufactured Products:
Operating income	$14,412	$20,296	$14,276
Facility consolidation/closure and other charges	192	760	—
Adjusted Segment Operating Income	$14,604	$21,056	$14,276

Completion and Production Services:
Operating income (loss)	$3,490	$(2,313)	$3,503
Impairments of:
Impairments of fixed and lease assets	—	904	—
Facility consolidation/closure and other charges	—	4,087	930
Adjusted Segment Operating Income	$3,490	$2,678	$4,433

Downhole Technologies:
Operating loss	$(445)	$(113,544)	$(2,124)
Impairments of:
Intangible assets	—	80,248	—
Fixed and lease assets	—	10,736	—
Inventories	—	20,798	—
Adjusted Segment Operating Loss	$(445)	$(1,762)	$(2,124)

Corporate:
Operating loss	$(13,179)	$(18,074)	$(10,016)
Impairments of assets held for sale	1,384	7,075	—
Facility consolidation/closure and other charges	2,496	—	—
Adjusted Segment Operating Loss	$(9,299)	$(10,999)	$(10,016)
________________
(B)Adjusted Segment Operating Income (Loss), excluding charges consists of operating income (loss) plus impairments of assets and facility consolidation/closure and other charges. Adjusted Segment Operating Income (Loss), excluding charges is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for segment operating income (loss) as prepared in accordance with GAAP. The Company has included Adjusted Segment Operating Income (Loss), excluding charges as a supplemental disclosure because its management believes that Adjusted Segment Operating Income (Loss), excluding charges provides investors a helpful measure for comparing its operating performance with previous and subsequent periods.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA (C)
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025

Net income (loss)	$1,108	$(117,246)	$3,158
Interest expense, net	1,175	809	1,578
Income tax provision	2,143	2,957	1,041
Depreciation and amortization expense	8,189	11,388	12,025
Impairments of:
Intangible assets	—	80,248	—
Fixed and lease assets	—	11,640	—
Assets held for sale	1,384	7,075	—
Inventories	—	20,798	—
Facility consolidation/closure and other charges	2,688	4,847	930
Losses on extinguishment of 4.75% convertible senior notes	—	255	—
Adjusted EBITDA	$16,687	$22,771	$18,732
________________
(C)The term Adjusted EBITDA consists of net income (loss) plus net interest expense, taxes, depreciation and amortization expense, impairments of assets, facility consolidation/closure and other charges and losses on extinguishment of Convertible Notes. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”) and should not be considered in isolation from or as a substitute for net income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. Additionally, Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted EBITDA as a supplemental disclosure because its management believes that Adjusted EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Adjusted EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Adjusted EBITDA to net income (loss), which is the most directly comparable measure of financial performance calculated under GAAP.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED SEGMENT EBITDA (D)
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Offshore Manufactured Products:
Operating income	$14,412	$20,296	$14,276
Other income (expense), net	(21)	46	42
Depreciation and amortization expense	3,940	3,941	3,608
Facility consolidation/closure and other charges	192	760	—
Adjusted Segment EBITDA	$18,523	$25,043	$17,926

Completion and Production Services:
Operating income (loss)	$3,490	$(2,313)	$3,503
Other income, net	129	364	96
Depreciation and amortization expense	2,517	4,312	4,272
Impairments of fixed and lease assets	—	904	—
Facility consolidation/closure and other charges	—	4,087	930
Adjusted Segment EBITDA	$6,136	$7,354	$8,801

Downhole Technologies:
Operating loss	$(445)	$(113,544)	$(2,124)
Depreciation and amortization expense	1,539	3,035	4,029
Impairments of:
Intangible assets	—	80,248	—
Fixed and lease assets	—	10,736	—
Inventories	—	20,798	—
Adjusted Segment EBITDA	$1,094	$1,273	$1,905

Corporate:
Operating loss	$(13,179)	$(18,074)	$(10,016)
Other income (expense), net	40	(255)	—
Depreciation and amortization expense	193	100	116
Impairments of assets held for sale	1,384	7,075	—
Facility consolidation/closure and other charges	2,496	—	—
Losses on extinguishment of 4.75% convertible senior notes	—	255	—
Adjusted Segment EBITDA	$(9,066)	$(10,899)	$(9,900)
________________
(D)The term Adjusted Segment EBITDA consists of operating income (loss) plus other income (expense), depreciation and amortization expense, impairments of assets and facility consolidation/closure and other charges and losses on extinguishment of Convertible Notes. Adjusted Segment EBITDA is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. Additionally, Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted Segment EBITDA as supplemental disclosure because its management believes that Adjusted Segment EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Adjusted Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Adjusted Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under GAAP.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED NET INCOME (LOSS), EXCLUDING CHARGES (E) AND
ADJUSTED NET INCOME (LOSS) PER SHARE, EXCLUDING CHARGES (F)
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025

Net income (loss)	$1,108	$(117,246)	$3,158
Impairment of:
Intangible assets	—	80,248	—
Fixed and lease assets	—	11,640	—
Assets held for sale	1,384	7,075	—
Inventories	—	20,798	—
Facility consolidation/closure and other charges	2,688	4,847	930
Losses on extinguishment of 4.75% convertible senior notes	—	255	—
Total adjustments, before taxes	4,072	124,863	930
Income tax benefit impact of adjustments, net	—	(68)	(196)
Total adjustments, net of taxes	4,072	124,795	734
Adjusted net income, excluding charges	$5,180	$7,549	$3,892

Adjusted weighted average number of common shares outstanding (G):
Basic	57,785	57,520	60,167
Diluted	58,439	57,740	60,167

Adjusted net income per share, excluding charges and credits:
Basic	$0.09	$0.13	$0.06
Diluted	$0.09	$0.13	$0.06
________________
(E)Adjusted net income, excluding charges consists of net income (loss) plus impairments of assets and facility consolidation/closure and other charges and losses on extinguishment of Convertible Notes and the impact of these adjustments on income tax provision (benefit). Adjusted net income, excluding charges is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for net income (loss) as prepared in accordance with GAAP. The Company has included adjusted net income, excluding charges as a supplemental disclosure because its management believes that adjusted net income, excluding charges provides investors a helpful measure for comparing its operating performance with previous and subsequent periods.
(F)Adjusted net income per share, excluding charges is calculated as adjusted net income, excluding charges divided by the weighted average number of common shares outstanding. Adjusted net income per share, excluding charges is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for net income (loss) per share as prepared in accordance with GAAP. The Company has included adjusted net income per share, excluding charges as a supplemental disclosure because its management believes that adjusted net income per share, excluding charges provides investors a helpful measure for comparing its operating performance with previous and subsequent periods.
(G)The calculation of adjusted weighted average number of common shares outstanding for the three months ended December 31, 2025 included 220 thousand shares issuable pursuant to outstanding stock awards.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
FREE CASH FLOW (G)
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025

Net cash flows provided by (used in) operating activities	$(1,885)	$50,148	$9,295
Less: Capital expenditures	(4,227)	(3,005)	(9,158)
Plus: Proceeds from disposition of property and equipment	396	6,420	1,685
Proceeds from disposition of assets held for sale	473	—	7,500
Free cash flow	$(5,243)	$53,563	$9,322
________________
(H)The term free cash flow consists of net cash flows provided by (used in) operating activities less capital expenditures plus proceeds from the disposition of property and equipment and assets held for sale. Free cash flow is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for cash flow measures prepared in accordance with GAAP. The table above sets forth reconciliations of free cash flow to net cash flows provided by (used in) operating activities, which is the most directly comparable measure of financial performance calculated under GAAP.
Company Contact:
Matthew Autenrieth
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
(713) 652-0582
SOURCE: Oil States International, Inc.